EXHIBIT 3.1

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity # E0666882006-8 Document Number: 20060577645-42 Date Filed: 9/7/2006 4:55:13 PM IN THE OFFICE OF "Dean Heller" Dean Heller Secretary Of State

Articles of Incorporation (PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	SHIMMER GOLD, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	SIERRA CORPORATE SERVICES
Name
100 WEST LIBERTY STREET, 10TH FLOOR	RENO	NEVADA	89501
Street Address	City	State	Zip Code
PO BOX 2670	RENO	NV	89505
Optional Mailing Address	City	State	Zip Code
3. Shares: (Number of shares corporation authorized to issue)	Number of shares with par value:	200,000,000	Par value:	.001	Number of shares without par value
4. Names & Addresses, of Board of Directors/ Trustees: (attach additional page if there is more than 3 directors/ trustees)	1. TARIK G. ELSAGHIR
Name
3234 KINSALE ROAD S.W.	CALGARY	AB	T3E 4S2
Street Address	City	State	Zip Code
2.
Name
Street Address	City	State	Zip Code
3.
Name
Street Address	City	State	Zip Code
5. Purpose: (optional -see instructions)	The purpose of this Corporation shall be: ANY LAWFUL PURPOSE - MINING EXPLORATION
6. Names, Address and signature of Incorporator (attached additional page if there is more than 1 Incorporator)	LEO P. BERGIN	/s/ LEO P. BERGIN
Name	Signature
100 WEST LIBERTY STREET, 10TH FLOOR	RENO	NV	89501
Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
By: /s/ LEO P. BERGIN	9/7/06
Authorized Signature of R.A. or On Behalf of R.A. Company Name	Date

ATTACHMENT
TO
ARTICLES OF INCORPORATION
OF
SHIMMER GOLD, INC.,
a Nevada corporation

            The following provisions are hereby incorporated in Nevada Secretary of State Form 78 Articles 2003 (the "Form") for SHIMMER GOLD, INC., a Nevada corporation, as a part thereof.

            With respect to Article 3, the following provisions are added:

            Section 3.1 All of the shares of stock shall be of the same class, without preference or distinction.

            Section 3.2 The capital stock of the Corporation, after the amount of capital has been paid in money, property or services, as the board of directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed and the articles of incorporation shall not be amended in this respect.

            Section 3.3 Cumulative voting by any shareholder is denied.

            Section 3.4 No shareholder shall, by reason of holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock now or hereafter authorized or any notes, debentures or bonds convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any shares, notes, debentures or bonds would adversely affect the dividend or voting rights of the shareholder.

ARTICLE 8

            In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by Chapter 78 of the Nevada Revised Statutes or other statutes or laws of the State of Nevada, the board of directors is expressly authorized: (i) to make, amend, alter, or repeal the bylaws of the Corporation; (ii) to provide indemnification of directors, officers, employees, agents, and other persons to the fullest extent permitted by law through bylaw provisions, agreements with the indemnitees, vote of shareholders or disinterested directors or otherwise; and (iii) to fix and determine designations, preferences, privileges, rights, and powers and relative, participating, optional, or other special rights, qualifications, limitations, or restrictions on the capital stock of the Corporation as provided by Nev. Rev. Stat Section Section 78.195 and 78.196, unless otherwise provided herein.

ARTICLE 9

            No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, excepting only (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of dividends in violation of Nev. Rev. Stat. Section 78.300. No amendment or repeal of this Article 9 applies to or has any effect on the liability or alleged liability of any officer or director of this Corporation for or with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.

ARTICLE 10

            The provisions of Nev. Rev. Stat. Section Section 78.378 and 78.3793, inclusive, do not apply to the Corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Further, the Corporation expressly elects not to be governed by Nev. Rev. Stat. Section Section 78.411 and 78.444, inclusive.

[END OF ATTACHMENT TO
ARTICLES OF INCORPORATION
OF SHIMMER GOLD, INC.]